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                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Cone Mills Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

         Neil W. Koonce, Vice President, General Counsel and Secretary
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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

                            Cone Mills Corporation

                               Greensboro, N.C.

                                                                 March 27, 2002

Dear Shareholder:

   On behalf of the Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Cone Mills Corporation to be held at 10:00 a.m. on Tuesday, May 7, 2002, at the Cone Corporate Offices, 804 Green Valley Road, Greensboro, North Carolina.

   The notice of meeting and proxy statement accompanying this letter describe the matters on which action will be taken. At the Annual Meeting we will also review the Corporation's activities and provide time for questions from shareholders.

   Please sign and return the enclosed proxy form in the envelope provided as soon as possible to ensure that your shares will be voted at the meeting.

Sincerely,

/s/Dewey L. Trogdon
Dewey L. Trogdon
Chairman of the Board

/s/John L. Bakane
John L. Bakane
President and Chief Executive Officer

                                     CONE
                                  CONE MILLS
                                  CORPORATION

                            CONE MILLS CORPORATION
                            Cone Corporate Offices
                             804 Green Valley Road
                             Greensboro, NC 27408

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                March 27, 2002

To the Holders of Common Stock of
Cone Mills Corporation:

   The Annual Meeting of Shareholders of Cone Mills Corporation will be held at the Cone Corporate Offices, 804 Green Valley Road, in Greensboro, North Carolina, on Tuesday, May 7, 2002, at 10:00 a.m. for the following purposes:

1. To elect four directors as Class I Directors for terms of three years, or until their successors are elected and qualified.

2. To consider and act upon a proposal to approve the 2002 Executive Incentive Compensation Plan.

3. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Corporation for the current fiscal year.

4. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

   The Board of Directors of the Corporation has fixed the close of business on March 8, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   Your proxy is enclosed. You are cordially invited to attend the meeting, but whether or not you plan to attend, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.

                                          /s/Neil W. Koonce
                                            NEIL W. KOONCE
                                            Vice President, General Counsel and
                                            Secretary

                            CONE MILLS CORPORATION
                            Cone Corporate Offices
                             804 Green Valley Road
                             Greensboro, NC 27408

                              PROXY STATEMENT FOR
                     ANNUAL MEETING TO BE HELD MAY 7, 2002

                                                          DATED: March 27, 2002

   Your proxy is solicited on behalf of the Board of Directors of Cone Mills Corporation (the "Corporation", the "Company" or "Cone") for use at the Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying Notice of Annual Meeting. It may be revoked by you at any time before it is exercised. All unrevoked proxies that are properly executed will be voted and, if a choice is specified with respect to any matter to be acted on, the shares will be voted in accordance with such specifications. If no specifications are given, the persons named in the accompanying proxy intend to vote the shares represented thereby in favor of (i) election of the four nominees for Director (Class I) named herein for terms of three years, (ii) approval of the 2002 Executive Incentive Compensation Plan; and (iii) ratification of the Board of Directors' appointment of McGladrey & Pullen, LLP as independent auditors.

   This proxy statement and the enclosed proxy are being first mailed to shareholders on or about March 27, 2002. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for their expenses in so doing. Personal solicitation may also be conducted by telephone and mail by officers and employees of Cone without added compensation. In addition, the Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies and distribution of proxy materials for which it will pay approximately $7,500 in fees, plus expenses.

   Holders of Common Stock of record at the close of business March 8, 2002 will be entitled to vote at the meeting. On that date 25,687,793 shares of Common Stock were outstanding. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than five percent (5%) of the Company's outstanding Common Stock:

         Name of and Address        Amount and Nature of
       of Beneficial Owner (1)      Beneficial Ownership Percentage of Class
       -----------------------      -------------------- -------------------
   Kozberg Group
   701 Xenia Avenue South Suite 130
   Golden Valley, MN 55416.........      3,434,488(2)           13.4%
   Dimensional Fund Advisors Inc.
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401..........      2,112,100(3)            8.2%

--------

(1) Does not include Vanguard Fiduciary Trust Company, trustee of the Company Stock Fund of the 401(k) Program, which held of record for the plan 2,537,902 shares of Common Stock on March 8, 2002. This represents 9.9% of the Company's outstanding Common Stock. The plan trustee votes shares held in the plan pursuant to the instructions provided by participants through the exercise of pass-through voting rights. Shares for which no voting instructions are received from the participants to whose accounts the shares are allocated are voted by the trustee in the same proportion as the instructions received on voted shares. Because the plan trustee exercises investment or dispositive rights only in accordance with the instructions of the participants, the trustee disclaims beneficial ownership.
(2) According to a Schedule 13D/A filed with the Securities and Exchange Commission by Marc H. Kozberg, Marvin W. Goldstein and 14 other holders, a
    Section 13(d)(3) group, the group beneficially owns 3,429,062 shares with various combinations of sole voting power, shared voting power, sole dispositive power, and shared dispositive power. Subsequent to that filing, Mr. Kozberg and Mr. Goldstein both have been granted an additional 2,713 shares pursuant to the 2000 Stock Compensation Plan for Non-Employee Directors.
(3) According to a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional has sole voting power with respect to 2,112,100 shares, shared voting power on no shares, sole dispositive power on 2,112,100 shares, and no shared dispositive power. All securities reported on the Schedule 13G are owned by advisory clients of Dimensional, none of which to the knowledge of Dimensional beneficially owns more than 5% of the outstanding shares of the Company's Common Stock. Dimensional disclaims beneficial ownership of all such securities.

                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                         AND NAMED EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 8, 2002:

Name of Director                                   Amount and Nature of     Percentage
Nominee or Officer                              Beneficial Ownership (1)(2)  of Class
------------------                              --------------------------- ----------
John L. Bakane (3).............................            379,627             1.5%
Doris R. Bray..................................             51,702               *
Marvin W. Goldstein (7)........................            351,213             1.4%
Haynes G. Griffin..............................             35,395                *
Jeanette C. Kimmel.............................            157,763                *
David T. Kollat................................             40,034                *
Marc H. Kozberg (7)............................            166,867                *
Thomas E. McKenna (3)..........................             66,976                *
Charles M. Reid................................             57,894                *
John W. Rosenblum..............................             40,594                *
Gary L. Smith (3)(4)...........................             91,215                *
Dewey L. Trogdon (5)...........................            496,074             1.9%
Michael J. Whisenant (3).......................            140,239                *
Cyrus C. Wilson................................             28,086                *
Marvin A. Woolen, Jr. (3)(6)...................             85,968                *
All Directors and Executive Officers as a Group
  (19 persons).................................          2,449,034             9.3%

--------

*  Represents less than 1%.
(1) Unless otherwise indicated, all shares are owned of record and the beneficial ownership consists of sole voting power and sole investment power. Includes shares subject to options which are presently exercisable or are exercisable within 60 days of March 8, 2002 as follows: Mr. Bakane (189,850 shares); Mr. McKenna

   (44,400 Shares); Mr. Smith (66,400 shares); Mr. Whisenant (46,600 shares); Mr. Woolen (57,400 shares); 8,000 for each of Mrs. Bray, Mrs. Kimmel, Mr. Reid, Mr. Rosenblum and Mr. Trogdon; 4,000 for Mr. Wilson; 2,000 for each of Messrs. Griffin and Kollat; 1,000 for Mr. Kozberg; and all Directors and Executive Officers as a Group (549,050 shares). Does not include an option to purchase 1,000 shares to be granted to each nonemployee director as of May 14, 2002 pursuant to the 1994 Stock Option Plan for Non-Employee Directors.
(2) Does not include shares of the Corporation's Class A Preferred Stock allocated to the individual accounts of officers in the Cone Mills Corporation 1983 ESOP.
(3) Includes shares of Common Stock allocated to the individual accounts of Directors and Named Executive Officers in the Company Stock Fund of the 401(k) Program as of March 8, 2002 as follows:

   Mr. Bakane.....................................................  45,113 shares
   Mr. McKenna....................................................  22,482 shares
   Mr. Smith......................................................  12,478 shares
   Mr. Whisenant..................................................  21,839 shares
   Mr. Woolen.....................................................  16,568 shares
   All Directors and Executive Officers as a group (19 persons)... 164,798 shares

(4) Includes 1,000 shares owned of record by Mr. Smith's wife.
(5) Includes 125,000 shares owned of record by Mr. Trogdon's wife.
(6) Includes 500 shares held in a custodian account for Mr. Woolen's minor son.
(7) As noted above, Mr. Kozberg and Mr. Goldstein are members of a Section 13(d)(3) group that beneficially owns 3,434,488 shares (13.4%).

                         ITEM 1--ELECTION OF DIRECTORS

   The Restated Articles of Incorporation of Cone Mills Corporation provide for a Board of Directors consisting of not less than nine (9) or more than fifteen
(15) members as determined by the majority vote of the entire Board of Directors. The Board of Directors currently consists of eleven (11) members. The Restated Articles of Incorporation further provide that the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits.

   Four Class I Directors are to be voted on at the 2002 Annual Meeting. The persons elected at the Annual Meeting to the Class I directorships will serve terms of three years to expire at the Annual Meeting in the year 2005, or until their successors are elected and qualified. Each person nominated below for a directorship is an incumbent director of the Corporation.

   The persons nominated below will be elected if they receive a plurality of the votes cast for their class of directorship. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxy for election of the nominees named below. If any nominee should not be available to serve for any reason (which is not anticipated), the proxy holders may vote for substitute nominees designated by the Board of Directors. A proxy cannot be voted for more than the number of nominees named.

   The Board of Directors recommends a vote FOR the nominees for election as directors.

A. The following information is furnished with respect to the nominees:

                            Principal Occupation; Business
                    Present  Experience Past Five Years;                                                      Director
Name of Nominee       Age      and other Directorships                                                         Since
---------------     ------- ------------------------------                                                    --------
                                       NOMINEES FOR THREE YEAR TERM
                                       CLASS I (Term expiring 2005)
John L. Bakane        51               President and Chief Executive Officer of the Corporation (1998-          1989
                                       Present); Chief Operating Officer of the Corporation (1998); Executive
                                       Vice President of the Corporation (1995-1998); President, Apparel
                                       Products Group of the Corporation (1997-1999); Chief Financial
                                       Officer of the Corporation(1988-1997); Vice President of the
                                       Corporation (1986-1995).
Marvin W. Goldstein   59               Private Investor; Chairman, Chief Executive Officer and President of     2001
                                       Pet Food Warehouse (1995-1998); Executive positions at Dayton
                                       Hudson (1988-1994). Director of Value City Department Stores,
                                       Appliance Recycling Centers of America, Inc., Greenspring Company,
                                       Paper Warehouse, Inc., and Wilson's The Leather Experts, Inc.
Haynes G. Griffin     55               Member, Prospect Partners LLC, a business advisory firm, and Chief       1999
                                       Executive Officer, Gemini Networks, Inc., a supplier of high-speed data access to internet and other content providers (1999-Present);
                                       Founding President and Chief Executive Officer of Vanguard Cellular
                                       Systems, Inc. which was acquired by AT&T in 1999.
Charles M. Reid       67               Chairman of the Board of Directors, United Guaranty Corporation, a       1988
                                       member company of American International Group (2001-Present);
                                       President and CEO of United Guaranty from 1987-2001.

B. The following information is furnished with respect to directors continuing in office:

                       CLASS II (Term expiring 2003)
Jeanette C. Kimmel 63  Private Investment Management.                                        1971
David T. Kollat    63  Founder and President of 22, Inc., a company specializing in research 1999 and consulting for retailers and soft goods manufacturers
                       (1987-Present); Executive Vice President, The Limited Inc.
                       (1976-1987); Director, Cooker Restaurant Corporation, Cheryl and
                       Co., Big Lots, Wolverine World Wide, SBC Advertising, Christy and
                       Associates, Select Comfort, and Retail Forward.
John W. Rosenblum  58  Dean Emeritus, Darden Graduate School of Business Administration,     1993
                       University of Virginia (2001-Present); Professor, Jepson School of
                       Leadership Studies, University of Richmond (2000-2001); Dean,
                       Jepson School Business Administration (1996-2000); Director,
                       Chesapeake Corporation, and Grantham, Mayo, Van Otterloo & Co.,
                       LLC.

                     CLASS III (Term expiring 2004)
Doris R. Bray    64  Member, Schell Bray Aycock Abel & Livingston P.L.L.C., Attorneys     1989
                     at Law(1987-Present).
Marc H. Kozberg  40  President, Equity Investment Advisors (2001-Present); President,     1999
                     Dougherty Value Advisors (2000-2001); President of Dougherty
                     Summit Advisors and a General Partner of Summit Capital
                     Appreciation Fund LP (1998-2000); Senior Vice President of
                     Investments, Dougherty Summit Securities LLC (1995-1998).
Dewey L. Trogdon 70  Chairman of the Board of Directors (1981-Present); Chief Executive   1978
                     Officer of the Corporation (1980-1990); President of the Corporation
                     (1979-1980; 1987-1989).
Cyrus C. Wilson  64  Independent Consultant in international marketing and business       1998
                     development (1993-Present); Partner, Price Waterhouse L.L.P., (1985-
                     1993); Director, R. W. Sidley Corporation.

                      COMMITTEES AND DIRECTOR ATTENDANCE

   During the year ended December 30, 2001, the Board of Directors of the Corporation held six meetings and the Executive, Audit, and Compensation Committees held six, four, and five meetings, respectively. Each director attended at least 80% of the aggregate of Board of Directors' meetings and meetings of Committees of the Board on which he or she served during 2001.

   The Executive Committee generally has the same authority as the Board to manage the affairs of the Corporation but may not make determinations with respect to dissolutions, mergers, amendments to the Articles of Incorporation or Bylaws, compensation or removal of directors, or declaration of dividends. Executive Committee members are Dewey L. Trogdon, Chair, John L. Bakane, Doris
R. Bray, Marc H. Kozberg, and Charles M. Reid.

   The Corporation has an Audit Committee. See "Audit Committee Report." Audit Committee members are Cyrus C. Wilson, Chair, Marvin W. Goldstein, Haynes G. Griffin, and Jeanette C. Kimmel.

   The Corporation also has a Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation." Compensation Committee members are Charles M. Reid, Chair, Jeanette C. Kimmel, David T. Kollat and John W. Rosenblum.

   In addition, the Company has initiated a Marketing Committee, consisting of Marvin W. Goldstein, David T. Kollat and Cyrus C. Wilson, to take advantage of the experience and expertise of its members. The Committee is intended to meet as requested with senior management and marketing executives to provide insight and perspective to the Company's marketing leadership. The Committee met once in 2001 with all members participating.

   The Board of Directors did not have a standing Nominating Committee in 2001, relying upon the Executive Committee to consider and make recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. However, on February 13, 2002, the Board of Directors established a Nominating Committee consisting of independent outside directors Cyrus C. Wilson, Chair, Jeanette C. Kimmel, David T. Kollat, and John
W. Rosenblum. This committee met on February 21, 2002 and recommended to the Board the four Class I nominees to be voted on at the 2002 Annual Meeting. The Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration.

           SECTION (16)(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under federal securities laws, the Corporation's directors, its executive officers, and any persons holding more than 10% of the Corporation's stock are required to report their ownership of the Corporation's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during fiscal 2001 or prior fiscal years. All of these filing requirements were satisfied except that a year-end report on Form 5 with respect to the grant in 2001 of stock options to the following executive officers was unintentionally not filed on a timely basis: John L. Bakane; Samir M. Gabriel; Michael K. Horrigan; Neil
W. Koonce; Thomas E. McKenna; Gary L. Smith; W. Scott Wenhold; Michael J. Whisenant and Marvin A. Woolen. Each transaction was subsequently reported. In making this statement, the Corporation has relied on the written representations of certain reporting persons and the Corporation's directors and officers and copies of reports filed with the Commission.

                            EXECUTIVE COMPENSATION

   The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Corporation (the "CEO") and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Corporation on December 30, 2001. The CEO and the four most highly compensated officers are referred to herein as the Named Executive Officers.

   The following information does not reflect any compensation earned and paid to the Named Executive Officers subsequent to December 30, 2001, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during 2002 will be recorded in the proxy statement for the Corporation's 2003 Annual Meeting of Shareholders, unless such compensation is required to be reported previously.

Summary Compensation Table

   The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. Long-Term Compensation, column (g), reports the number of shares underlying stock option grants to the Named Executive Officers during the respective fiscal year. The Named Executive Officers were not awarded, granted or paid any forms of compensation that are required to be reported as Long-Term Compensation, column (h).

                          SUMMARY COMPENSATION TABLE

                                           Annual
                                        Compensation                    Awards                 Payouts
                                  -    --------------              ----------------            -------
              (a)                 (b)   (c)     (d)       (e)            (f)           (g)       (h)       (i)
                                                      Other Annual                  Underlying  LTIP    All Other
            Name and                   Salary  Bonus  Compensation Restricted Stock  Options   Payouts Compensation
       Principal Position         Year  ($)    ($)(1)    ($)(2)     Awards ($)(3)      (#)       ($)      ($)(4)
       ------------------         ---- ------- ------ ------------ ---------------- ---------- ------- ------------
John L. Bakane................... 2001 500,000     --      --                         75,000     --        7,560
 President and Chief              2000 442,000 70,000      --             --          20,000     --        9,760
 Executive Officer                1999 425,000     --      --             --          30,000     --        6,606

Gary L. Smith.................... 2001 250,000 28,000      --             --          50,000     --        5,820
 Executive Vice President and     2000 209,600 41,500      --             --          40,000     --        5,071
      Chief Financial Officer     1999 167,500     --      --             --              --     --        4,828

Thomas E. McKenna................ 2001 250,000 22,000      --             --          50,000     --        5,820
 Executive Vice President, Denim  2000 200,834 35,900      --             --          40,000     --        5,033
 Merchandising and Marketing      1999 170,430     --      --             --              --     --        4,545

Marvin A. Woolen, Jr............. 2001 250,000 15,000      --             --          40,000     --        5,820
      Vice President,             2000 242,000 30,100      --             --          40,000     --       10,167
      Cotton Purchasing           1999 232,000     --      --             --              --     --        9,300

Michael J. Whisenant............. 2001 215,000 22,000      --             --          50,000     --        5,576
 Executive Vice President,        2000 195,000 34,900      --             --          40,000     --        7,227
 Denim Products Operations        1999 160,950     --      --             --              --     --        5,363

--------
(1) Incentives were paid pursuant to a management incentive plan for 2000 but not 1999. Discretionary bonuses will be paid to certain individuals for 2001. Mr. Bakane declined the opportunity to be considered for a discretionary bonus for 2001. See "Compensation Committee Report on Executive Compensation".
(2) Does not include the amount of the incremental cost of certain incidental benefits, perquisites and other benefits, securities or property which in the aggregate do not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for the Named Executive Officers.
(3) Represents the market value on the date of grant of the award of restricted stock pursuant to the 1992 Amended and Restated Stock Plan. None were awarded in 2001. The number and value of the restricted stock holdings as of December 30, 2001 that were awarded in 1997 pursuant to the Amended and Restated 1992 Stock Plan for each of the Named Executive Officers are as follows: Mr. Bakane--3,333 shares ($6,133); Mr. Smith--1,000 shares ($1,840); Mr. McKenna--0 shares ($0); Mr. Woolen--1,333 shares ($2,453);
    and Mr. Whisenant--0 shares ($0).
(4) Represents the Corporation's matching contributions to the 401(k) Program and the dollar value of insurance premiums paid by the Corporation with respect to group term life insurance and universal life insurance for benefit of the Named Executive Officers as follows:
    A. 401(k) Plan matching contributions for 2001 were $4,080 for each of Mr. Bakane, Mr. Smith, and Mr. McKenna, Mr. Woolen, and Mr. Whisenant.
    B. Insurance premiums for 2001: Mr. Bakane ($3,480); Mr. Smith ($1,740); Mr. McKenna ($1,740); Mr. Woolen ($1,740); and Mr. Whisenant ($1,496).

Option/SAR Grants Table

   The following sets forth certain information with respect to options granted to the Named Executive Officers during the fiscal year ended December 30, 2001:

                  STOCK OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                      -----------------------------------------------------------------
        (a)                 (b)            (c)         (d)        (e)          (f)
                         Number of     Percent of
                        Securities    Total Options  Exercise
                        Underlying    to Employees      or                 Grant Date
                      Options Granted  Granted in   Base Price Expiration Present Value
        Name              (#)(1)       Fiscal Year    ($/Sh)      Date        $(2)
        ----          --------------- ------------- ---------- ---------- -------------
John L. Bakane.......     75,000           9.2         1.11    6/14/2011    $120,000
Gary L. Smith........     50,000           6.1         1.11    6/14/2011      80,000
Thomas E. McKenna....     50,000           6.1         1.11    6/14/2011      80,000
Marvin A. Woolen, Jr.     40,000           4.9         1.11    6/14/2011      64,000
Michael J. Whisenant.     50,000           6.1         1.11    6/14/2011      80,000

--------
(1) The Corporation did not grant SAR's in 2001. All the options granted in 2001 were Incentive Stock Options.
(2) The Black-Scholes option pricing model was used to estimate the present value of the options as $1.60 per share. The model assumed a dividend yield of 0%, a risk-free interest rate of 4.00%, expected price volatility based on historical experience of 56%, and an expected option life of six years based on historical experience. The assumptions are deemed to be reasonable, but there is no assurance that the assumptions will be true and an accurate determination of present value. The actual value, if any, will ultimately depend upon the excess of the market price of shares of Common Stock over the exercise price on the date the option is exercised.

          Aggregated Option Exercises and Year-End Option Value Table

   The following table shows stock option exercises by the Named Executive Officers during 2001, including the aggregate value of gains on the date of exercise ("Value Realized"). The table also sets forth the number of shares covered by exercisable and unexercisable options as of December 30, 2001, and the values of "in-the-money" options, which are options where the fiscal year-end market price of the underlying Common Stock exceeds the exercise price of such stock options.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND
                         FISCAL YEAR END OPTION VALUES

                          (b)          (c)           (d)              (e)
        (a)           ------------ ------------ -------------- -----------------
                                                  Number of
                                                 Securities        Value of
                                                 Underlying     Unexercised In-
                                                 Unexercised       the-Money
                                                 Options at       Options at
                                                 12/30/2001    12/30/2001 ($)(1)
                         Shares                 -------------- -----------------
                      Acquired on     Value     Exercisable/     Exercisable/
        Name          Exercise (#) Realized ($) Unexercisable    Unexercisable
        ----          ------------ ------------ -------------- -----------------
John L. Bakane.......      --           --      188,350/76,650   10,950/43,800
Gary L. Smith........      --           --       63,400/70,600    7,300/29,200
Thomas E. McKenna....      --           --       42,400/68,600    7,300/29,200
Marvin A. Woolen, Jr.      --           --       54,400/63,600    5,840/23,360
Michael J. Whisenant.      --           --       44,600/68,400    7,300/29,200

--------
(1) Based on $1.84 fair market value (closing price of NYSE) on December 28, 2001, the last trading day of fiscal year 2001.

Pension Plan Table

                              PENSION PLAN TABLE

    Averge Annual
Compensation ($) For         Approximate Annual benefit ($) for Years of Service Indicated
 Highest Consecutive  ----------------------------------------------------------------------------
  Five Years During     15th Year      20th Year      25th Year       30th Year       35th Year
Last Ten Years Before -------------- -------------- -------------- --------------- ---------------
     Retirement         PP     NQP     PP     NQP     PP     NQP     PP      NQP     PP      NQP
--------------------- ------ ------- ------ ------- ------ ------- ------- ------- ------- -------
        200,000       60,400   1,200 77,400   2,500 90,100   1,100 100,800   1,600 108,000     600
        250,000       63,800  14,300 82,800  18,500 97,400  18,200 109,700  20,200 118,000  19,700
        300,000       63,800  30,700 82,800  39,900 97,400  42,600 109,700  47,600 118,000  48,800
        400,000       63,800  63,700 82,800  82,800 97,400  91,500 109,700 102,500 118,000 107,000
        500,000       63,800  96,600 82,800 125,600 97,400 140,300 109,700 157,400 118,000 165,200
        600,000       63,800 129,500 82,800 168,400 97,400 189,200 109,700 212,300 118,000 223,400
        700,000       63,800 162,500 82,800 211,200 97,400 238,100 109,700 267,200 118,000 281,600
        800,000       63,800 195,400 82,800 254,000 97,400 286,900 109,700 322,100 118,000 339,700
        900,000       63,800 228,300 82,800 296,800 97,400 335,800 109,700 377,000 118,000 397,900
      1,000,000       63,800 261,300 82,800 339,700 97,400 384,600 109,700 431,900 118,000 456,100

   The above table sets forth in the "PP" column the estimated annual benefits payable upon retirement in 2002 at age 65 under the salaried employee program of the Pension Plan of Cone Mills Corporation (the "PP") in the compensation and years of service categories indicated. Benefit amounts shown are payable for life with no contingent death benefits. Benefits are based upon total annual salary and bonus, compensation in excess of the amount covered by Social Security as determined in the year of retirement, and total years of service. The years of service credited as of March 27, 2002 for the Named Executive Officers are: Mr. Bakane--26 years; Mr. Smith--20 years; Mr. McKenna--20 years; Mr. Woolen--6 years; and Mr. Whisenant--34 years. The accrued benefits under the Pension Plan for salaried employees were frozen as of June 30, 2001 after granting 18 months of additional accredited service. Service after June 30, 2001 accrues no additional benefits but does count towards vesting and early retirement subsidies.

   Pension benefits under the PP are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended, ("Internal Revenue Code" or "Code"). The aggregate annual pension that may be paid under the PP and all other defined benefit plans of the Corporation taken together is generally restricted to $140,000 in 2001 and $160,000 in 2002. In addition, the Internal Revenue Code limits annual compensation of each employee that can be taken into account in computing pension benefits to $170,000 in 2001 and $200,000 in 2002. These amounts may be adjusted in the future for cost of living as provided in the Internal Revenue Code. Pension benefits that cannot be paid from the PP for salaried employees by reason of the limitations in the Internal Revenue Code are provided by the Corporation's Excess Benefit Plan and by the Supplemental Executive Retirement Plan, both of which are unfunded, nonqualified benefit plans. Such amounts are identified in the above table in the columns headed "NQP". Accrued benefits under these plans were also frozen as of June 30, 2001. The Corporation has established a "rabbi" trust agreement that will be funded upon a change of control with the accrued vested benefits in these nonqualified plans. A change of control is defined as a transaction in which a 50% change in the ownership of the outstanding shares occurs, a report is filed with the Securities and Exchange Commission on Schedule 13D or 14D-1, disclosing that a person has become the beneficial owner of more than 50% of the Common Stock, or a change in the majority of the directors during a two-year period of time not approved by two-thirds of the directors who were in office at the beginning of the period.

   The Corporation accrues annually the estimated expense for providing benefits under the PP and the nonqualified plans, as determined by an independent consulting actuary; however, this expense cannot be specifically allocated to any individual or to the Named Executive Officers as a group under the funding method used by the actuary.

   Pension benefits provided by the PP with respect to service after 1983 are subject to a "floor offset" arrangement in conjunction with the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), a separate defined contribution pension plan maintained by the Corporation. The amounts shown in the above table are calculated on the assumption that the participant elects to receive the maximum pension benefit available under the PP, and in accordance with the terms of each plan, authorizes a transfer of funds in his 1983 ESOP account to the trustee of the PP in a dollar amount equal to the actuarial equivalent of the pension benefit attributable to service after 1983. The balance, if any, in the 1983 ESOP account will be distributed to the participant. To the extent that a participant's 1983 ESOP account is insufficient to fund the pension benefits attributable to service after 1983, the cost of benefits not covered by the 1983 ESOP will be funded through the PP. If the participant does not elect to transfer funds from his 1983 ESOP account to the trustee of PP, his account balance will be distributed in accordance with the terms of the 1983 ESOP, and his pension payable from the PP with respect to service after 1983 will be reduced (but not below zero) by the actuarial equivalent of his 1983 ESOP account balance. The 1983 ESOP is designed to invest primarily in qualifying securities under ERISA. Assets of the 1983 ESOP consist of shares of the Corporation's Class A Preferred Stock and other money market and marketable debt securities that are allocated to individual accounts of participants. The fair market value of the stock is determined by independent appraisal performed several times each year. No contributions to the 1983 ESOP have been made for salaried employees since 1986. The value of the account in the 1983 ESOP for each of the Named Executive Officers as of December 31, 2001 was: Mr. Bakane--$94,438; Mr. Smith--$37,188; Mr. McKenna--$50,029; Mr. Woolen--$0; and
Mr. Whisenant--$104,209.

Compensation of Directors

   Directors who are also officers of the Corporation do not receive additional compensation for service as directors or as members of committees of the Board of Directors. Nonemployee directors receive the share or deferred stock unit equivalent of a retainer fee of $17,000 per year and an attendance fee of $1,000 per diem for meetings of the Board of Directors. No additional fee is paid for meetings of any committee of the Board held on the same day as a Board meeting. The fee for a Committee meeting not held on the same day as a Board meeting is the share or deferred stock unit equivalent of $500. Travel expenses of directors incurred in attending meetings are reimbursed by the Corporation in cash. In 2001, retainers and attendance fees paid to all directors totaled 137,451 shares (cash equivalent of $254,046).

   The shareholders approved at the 1994 Annual Meeting, the 1994 Stock Option Plan for Non-Employee Directors whereby each nonemployee director receives each year after the annual meeting of shareholders a stock option grant to purchase 1,000 shares of Common Stock at the fair market value of a share of Common Stock on the grant date. The grant date is the fifth business day after the annual meeting.

   The shareholders approved at the 2000 Annual Meeting the 2000 Stock Compensation Plan for Non-Employee Directors ("2000 Plan"), which provides for the payment of directors' fees to nonemployee directors in Common Stock of the Company rather than in cash and allows nonemployee directors to defer payment of such fees. Pursuant to the terms of the 2000 Plan, each eligible director of the Company is granted on a quarterly basis either shares or deferred stock units as compensation for director's fees earned as a retainer for serving as a director in that period and as fees for attendance at regular or special meetings of the Board or any committee of the Board. Each nonemployee director may elect on an annual basis whether to receive either shares or deferred stock units. The number of shares or deferred stock units granted each quarter is determined by the fair market value of a share of Common Stock on the fifth trading day after the Company announces its earnings for the most recently ended fiscal quarter.

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Charles M. Reid, Jeanette C. Kimmel, David T. Kollat, and John W. Rosenblum, all of whom are directors who are not current or former employees of the Corporation.

Compensation Committee Report on Executive Compensation

   The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee's membership is comprised of nonemployee directors, none of whom participate in any of the plans administered by the Committee. It is the responsibility of the Compensation Committee to review and make recommendations to the Board of Directors concerning the salaries and to approve grants of incentive compensation, stock options, restricted stock or performance shares for the Chief Executive Officer and the other executive officers of the Corporation.

  Compensation Policy

   The Corporation strives to provide executives an opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to executives in similar positions with similar duties and responsibilities. In accordance with the policy, the Committee is guided by three goals as it considers the compensation of executive officers. First, executive compensation must be effective in attracting, motivating and retaining executives who possess the skills and experience necessary to ensure the Corporation's success. Second, the Corporation should recognize and reward executives for their contributions to the success of the business. Third, the Corporation must be aware of the importance of planning and controlling the cost of executive compensation.

   To implement this policy, the Corporation maintains an executive compensation program that consists of base salaries, annual incentive plans, stock plans and competitive benefits. It is the belief of the Committee that through these components executives are provided compensation and benefits that are competitive; are provided incentives for additional annual compensation that is earned only upon achievement of performance standards as established and approved each year; and are provided long-term incentive compensation through the grant of stock options, restricted stock or performance shares that can appreciate in value.

   In managing the compensation policy, the Committee considers the base salary, annual incentive, and bonus, and long-term incentives for each executive position as total direct compensation. The long-term incentive portion is comprised of stock options, valued by the Black-Scholes method, and restricted or performance shares. An analysis of total direct compensation is prepared specifically for the Corporation and the Compensation Committee by the consulting firm, William M. Mercer, Incorporated. In the analysis, the Corporation's executive positions are matched with similar positions at other companies based on data from executive compensation surveys and a proprietary survey of the textile industry, including proxy statements of companies that are in the peer group for the Performance Graph set forth below. From the survey, a "target" of total direct compensation and the "mix" of the components for each executive position are developed by the Committee in consultation with the consulting firm. These respective benchmarks are used as guidelines in developing the total compensation and the components for each position analyzed.

  Base Salaries

   The Committee's objective in establishing the base salaries of the Named Executive Officers is to provide base salaries at competitive market levels with other industry leaders in order to reward and encourage individual performance. The base salary of the Chief Executive Officer is evaluated solely by the Compensation Committee and the base salary of other executive officers is determined by the Committee based upon recommendations from the Chief Executive Officer. Final approval of base salaries of the Chief Executive Officer and the other executive officers is made by the nonemployee members of the Board of Directors after receiving recommendations of the Committee. The Committee deems its compensation decisions to be a cumulative process involving a substantial amount of judgment concerning an executive's experience and responsibilities against objective information furnished by the compensation consultant.

   In developing current base salary levels, including that of the Chief Executive Officer, the Committee reviewed the Corporation's assessment of base salaries in the textile industry in addition to the analysis of the total direct compensation prepared by the consulting firm. In the analysis, a weighted composite for base salaries was developed, and the Committee compared executive base salaries to the market composite and considered those comparisons in making base salary decisions. In general, the Committee targets executive base salaries at the market median; however, in a given year an individual executive's base salary may vary from median due to experience, performance, or other factors deemed relevant by the Committee and considered on a subjective basis. The base salaries of the Named Executive Officers, including the Chief Executive Officer, were increased for 2001 in order to maintain them closer to the market median rate and to allow for promotions or additional responsibilities. Base salaries have not been increased at this point in 2002 due to prevailing business conditions and the financial performance of the Company.

  Incentive Compensation

   The Corporation's 1997 Senior Management Incentive Compensation Plan ("1997 Plan") for the officers and division presidents and other key management employees as selected by the Committee expired December 31, 2001. For 2001 the 1997 Plan's criteria were not met for payment of incentives under the plan and incentive awards could not have been made in accordance with its provisions in any event. The 1997 Plan, approved by the shareholders at the 1996 Annual Meeting, was specifically designed to assure compensation paid is qualified performance-based compensation as defined in Section 162(m) of the Internal Revenue Code. (See discussion below entitled "Deductibility of Compensation.") The 1997 Plan set forth the business criteria on which incentive compensation could be granted according to preestablished objective, numerical formulae and the process by which goals were established and compensation awarded. Up to 90% of base salary could be paid as incentive compensation to a participant. As set forth below in Item 2, it is proposed by the Board of Directors that the shareholders approve the 2002 Executive Incentive Compensation Plan (the "2002 Plan") in furtherance of the original objectives of the 1997 Plan.

   The Committee also believes that not all incentive compensation can be objectively measured even though it is based upon strategic performance goals and that some discretion is warranted in administering compensation plans. Upon the Committee's recommendation, the Board of Directors established in 1996 a separate plan entitled the 1997 Senior Management Discretionary Bonus Plan ("1997 Bonus Plan") that authorizes the grant of a completely discretionary bonus in an amount not to exceed 30% of base salary if the Committee and the Board deem special circumstances warrant the grant. An award under the 1997 Bonus Plan would not qualify as performance-based compensation under Code
Section 162(m).
   On January 7, 2002 the Committee granted a total of $350,000 in discretionary bonuses to certain of its senior managers in recognition of contributions to the implementation of the 2001 Reinvention Plan. Mr. Bakane declined to participate in the bonus payments. Payment will be made at the end of second quarter 2002. Designated recipients must be with the Company at the time of payment in order to receive a bonus. The Company recognized this compensation expense during 2001.

  Stock Options, Performance Shares, and Restricted Stock

   The Company's Amended and Restated 1992 Stock Plan expired on March 16, 2002. Options to purchase 318,000 shares of Common Stock were awarded under this plan in 2001 and 186,500 shares remained available for grant at the time of expiration. The Corporation maintains the 2001 Stock Incentive Plan through which key management employees have received grants of stock options and may receive in the future grants of performance shares and performance units, stock appreciation rights, restricted stock, deferred shares, and other stock-based awards. Grants comprise the long-term incentive component of the total direct compensation analysis discussed above, and the Committee uses the analysis and recommendations of the Chief Executive Officer as a guideline in making awards to other participants. All awards (options to purchase 498,500 shares) granted under this plan in 2001 were incentive stock options.

   The Compensation Committee currently operates under the general objective that grants to executives of stock options or restricted or performance shares should be considered on an annual basis. The Corporation's consultant provides, as part of its comparative analysis, advice as to equity ownership of and the size of grants to the named executive officers of public companies within the textile industry including members of the Corporation's peer group. The grants of stock options in 2001 to the Chief Executive Officer and the Named Executive Officers are set forth in the Summary Compensation Table and Stock Option/SAR table above.

  Chief Executive Officer Compensation

   Compensation for the Chief Executive Officer is established in accordance with the principles described above. As indicated, the Committee reviews the Chief Executive Officer's performance and establishes his base salary considering the various factors described above. The amount of incentive compensation for the Chief Executive Officer under the 1997 Plan is based upon the achievement of certain goals established by the Committee at the beginning of each year. The corporate goals of return on capital employed and EBITDA account for 80% of his incentive compensation and 20% is attributable to individual goals. Mr. Bakane's base salary for 2001 was $500,000, and he declined the opportunity to be considered for a discretionary bonus as described above. Also as discussed above, Mr. Bakane's base salary for 2002 has not been increased at this point in 2002 due to prevailing business conditions and the financial performance of the Company.

  Deductibility of Compensation

   As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code was amended to add Section 162(m), which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Corporation. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is not deductible unless it is "performance based." The Committee did not consider the deductibility limits in making its compensation decisions for any one of the Named Executive Officers for the 2001 or the 2002 fiscal years as the deductibility limits would not be exceeded under any circumstances. However, the Committee's policy is to design and administer compensation programs that meet the objectives set forth above and reward executives for corporate performance that meets established financial goals and, to the extent reasonably practicable and to the extent consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax deductible by the Corporation. The adoption of the 1997 Senior Management Incentive Compensation Plan and the amendments to the 1992 Stock Option Plan described above, the adoption of the 2001 Stock Incentive Plan, as well as the proposed adoption of the 2002 Executive Incentive Compensation Plan were recommended as part of such policy.

Compensation Committee
  Charles M. Reid, Chair
  Jeanette C. Kimmel
  David T. Kollat
  John W. Rosenblum

Performance Graph

   The following graph compares the percentage change in the cumulative total shareholder return in the Corporation's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index for the period from December 31, 1996 to December 31, 2001 (assuming the reinvestment of any dividends and an investment of $100 in each on December 31, 1996). The peer group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Burlington Industries, Inc.; Delta Woodside Industries, Inc.; Galey & Lord, Inc; Guilford Mills, Inc.; and Russell Corporation. The return of each peer company was weighted according to its stock market capitalization as of the beginning of the period. It should be noted that Russell Corporation makes up 46.2% of the market capitalization of the peer group, and Burlington Industries, Inc., Galey & Lord, Inc., and Guilford Mills, Inc., have recently filed for protection under the federal bankruptcy laws. The Corporation has deleted Dyersburg Corporation from its list of peer group companies, as its common stock is no longer publicly traded.


                                    [CHART]
COMPARISON OF SHAREHOLDER RETURN
AMONG CONE, S&P 500 AND PEER GROUP

            Cone Mills
12/31/1996        $100
12/31/1997         $98
12/31/1998         $71
12/31/1999         $57
12/31/2000         $33
12/31/2001         $23

               S&P 500
12/31/1996        $100
12/31/1997        $131
12/31/1998        $166
12/31/1999        $198
12/31/2000        $178
12/31/2001        $155

            Peer Group
12/31/1996        $100
12/31/1997        $108
12/31/1998         $82
12/31/1999         $52
12/31/2000         $44
12/31/2001         $41

             12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000 12/31/2001
             ---------- ---------- ---------- ---------- ---------- ----------
  Cone Mills    $100       $ 98       $ 71       $ 57       $ 33       $ 23
  S&P 500...    $100       $131       $166       $198       $178       $155
  Peer Group    $100       $108       $ 82       $ 52       $ 44       $ 41

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Doris R. Bray, a Class III Director, is a member of Schell Bray Aycock Abel & Livingston P.L.L.C., a law firm that regularly serves as counsel to the Corporation.

  ITEM 2--PROPOSAL TO APPROVE THE 2002 EXECUTIVE INCENTIVE COMPENSATION PLAN

   The Board of Directors, after a recommendation from the Compensation Committee, adopted on March 7, 2002 the 2002 Executive Incentive Compensation Plan ("2002 Plan"), subject to approval by the Corporation's shareholders. The 2002 Plan is similar to the expired 1997 Plan as discussed in the Compensation Committee Report.

   Purpose. The purpose of the 2002 Executive Plan is to enable the Company to attract, retain, motivate and reward those corporate and division executives and other key employees who are in a position to make a significant contribution to the Company's success by providing to them an annual at-risk (i.e., non-guaranteed) compensation opportunity related to achieving significant pre-established performance objectives.

   Plan Administration. The Compensation Committee or such other Committee of the Board as the Board designates (the "Committee") shall administer the Plan in accordance with its provisions. The Committee shall consist of no less than two persons, and all Committee members must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The interpretation and construction of the Plan by the Committee shall be final and binding on all persons, including the Company and the Participants.

   Participation. Corporate and division executives and other key employees who are designated by the Committee as participants in the Plan are eligible to participate in the Plan (a "Participant"). A "key employee" is an employee of the Company or any subsidiary who, in the judgement of the Committee acting in its absolute discretion is key to the business performance and success of the Company. In order to earn an incentive payment under the Plan ( "Incentive Compensation") for a Performance Period, a Participant must maintain employment in the same or a similar job throughout that Performance Period (as hereafter defined). No vesting of Incentive Compensation occurs as a Participant whose employment with the Company terminates during a Performance Period or thereafter before his or her Incentive Payment is made ceases eligibility under the Plan for such Performance Period. Corporate and division executives and other key employees who join the Company during a Performance Period may participate in the Plan on a pro-rata basis for that Performance Period with the approval of the Committee, based upon the Performance Objectives (as hereafter defined) established in accordance with Section 6 of this Plan for the employment position that such Participant assumes. Participation in the Plan creates no guaranty of continued employment with the Company.

   Amount of Incentive Compensation. A Participant may earn Incentive Compensation in an amount established by the Committee as a percentage of his or her Base Compensation during the Performance Period for which the Incentive Compensation is made. "Base Compensation" means a Participant's regular salary, excluding Incentive Compensation, discretionary bonuses or employee benefits for the Performance Period. Base Compensation shall include, unless the Committee excludes in its sole discretion, any increase in compensation granted to Participants by the Committee during the Performance Period but in no event shall Incentive Compensation for any Participant exceed the amount that is tax deductible under Section 162(m) of the Code.

   Performance Period. Performance Period means a period of time established under this Plan within which the Performance Objectives relating to Incentive Compensation are to be achieved. The Performance Period shall be the Company's fiscal year, unless otherwise determined by the Committee.

   Performance Measurement. Not later than 45 days following the beginning of each Performance Period, the Committee will establish in writing the following:

   (a) A minimum level of performance by the Company ("Circuit Breaker") before which any incentives can be paid to any Participant. The Performance Measure for the Circuit Breaker will be based upon one or more, or a combination of, the Performance Objectives set forth in paragraph (c) below. Any extraordinary accounting item, accounting for discontinued operations, and the cumulative effect of accounting change that have the effect of reducing net income shall be excluded in determining the achievement of the Circuit Breaker unless the Committee in its absolute discretion, determines to include such items in the aggregate or separately.

   (b) The business criteria ("Performance Objective") which shall be the basis of the measurement of performance for the Performance Period for the Company and its divisions or subsidiaries. The Performance Objectives shall be selected from one or more, or a combination thereof, of the measurements set forth in paragraph (c) below. The Committee shall set in its absolute discretion the minimum, maximum and target levels of performance for the Performance Period for the Company and its divisions or subsidiaries, as determined with reference to the Company's consolidated financial statements for the Performance Period.

   (c) Performance Objectives are intended to qualify as "performance-based compensation" under Section 162(m) of the Code and shall be limited to specific levels of, or increases in, the respective market share; sales; costs; market capitalization; return on equity; earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings growth; return on capital; return on assets; divisional return on capital; dividend; return on net assets; and total shareholder return of the Company or its divisions or subsidiaries. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of a division, department or function within the Company or subsidiary in which a Participant is employed. Performance Objectives may be related to and measured against specific levels of performance of a pre-determined peer group of the Company based on one or more of the criteria listed in this subparagraph.

   (d) The percentage of Incentive Compensation opportunity that may be earned by each Participant based on the level of success within the pre-established range in achieving the established Performance Objectives.

In accordance with Section 162(m) of the Code, all Performance Objectives must be (i) based upon objective formulae and standards and (ii) substantially uncertain of attainment at the time they are established.

   Performance Definitions. For purposes of Section 6 of this Plan, the following terms shall have the definitions indicated:

   (a) "Return on capital employed" means corporate consolidated operating earnings of the Company before interest and taxes adjusted for any discount on sale of accounts receivable and adjusted for equity in earnings or losses of Unconsolidated Affiliates divided by average Net Current Cost Investment. Net Current Cost Investment is defined as the current cost of total assets less non-interest bearing liabilities.

   (b) "Divisional return on capital employed" means operating earnings of the division or other operating unit, and allocated operating earnings of Unconsolidated Affiliates divided by current cost of assets of, or allocated to, the division or operating unit, including current cost of assets of Unconsolidated Affiliates allocated to the respective division or operating unit.

   (c) "Earnings per share" means consolidated net income of the Company for a fiscal year less dividends on Class A Preferred Stock, divided by the weighted average common shares and common shares equivalents outstanding on a fully diluted basis.

   (d) "Return on equity" means consolidated net income of the Company divided by average shareholders' equity.

   (e) "Divisional return on net assets" means operating earnings of the division or other operating unit, including allocated earnings of Unconsolidated Affiliates, divided by current cost assets net of non-interest bearing liabilities of, or allocated to, the division or operating unit, including current cost of assets net of non-interest bearing liabilities of Unconsolidated Affiliates allocated to the respective division or operating unit.

   (f) "Unconsolidated Affiliates" is as defined by accounting principles generally accepted in the United States of America as recognized by the American Institute of Certified Pubic Accountants and Financial Accounting Standards Board, consistently applied.

   Any extraordinary accounting item, accounting for discontinued operations, and the cumulative effect of accounting change that have the effect of reducing operating earnings for "return on capital employed" or for "return on net assets" or net income for "earnings per share" or "return on equity" shall be excluded in determining operating earnings or net income unless the Committee, in its absolute discretion, determines to include such items in the aggregate or separately.

   Payment of Earned Incentive Compensation. After the end of the Performance Period for which Performance Objectives have been established, the Committee shall determine whether, and the extent to which, the Performance Objectives have been achieved and shall certify in writing its determinations and the specific Incentive Compensation payable to each Participant, which certification shall be contained in the approved minutes of the Committee, or in a certificate signed by all members of the Committee, and retained with the corporate records of the Company. The Committee shall have discretion to decrease, but not to increase, any

Incentive Compensation payable under the Plan in accordance with the Performance Objectives. All Incentive Compensation will be paid in cash in a lump sum based on the Committee's certificate.

   Funding. The Plan is intended to constitute an "unfunded" plan. With respect to any Incentive Compensation not yet made by the Company, nothing set forth in this document shall give any Participant any rights other than those of a general creditor of the Company.

   Death, Disability and Change of Control. In the event of the death or total and permanent disability of a Participant or a Change of Control of the Company as hereafter defined, the Committee shall determine Incentive Compensation in accordance with this Plan, prorating, however, all Performance Objectives based on the percentage of the year completed as of the date of the death, disability or Change of Control, as the case may be, and, provided further, that expenses directly related to any Change of Control shall be disregarded for purposes of determining whether or not the Incentive Compensation has been earned.

   For purposes of this Plan, a "Change of Control" means the occurrence of any of the following:

   (a) the Company is merged or consolidated or reorganized into or with another corporation, person or entity (including, without limitation, a merger in which the Company is the surviving entity) and, as a result of such transaction, the holders of the Company's Common Stock immediately before the transaction, as a group, hold less than 50% of the combined voting power of the outstanding securities of the surviving entity immediately after the transaction;

   (b) the Company's Common Stock is acquired in a share exchange pursuant to
       Section 55-11-02 of the General Statutes of North Carolina and, as a result of such transaction, the holders of the Company's Common Stock immediately before the transaction, as a group, hold less than 50% of the combined voting power of the outstanding securities of the acquiring corporation immediately after the transaction;

   (c) the Company sells or otherwise transfers assets having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of more than 50% of the Company's total assets, as reflected on the most recent audited consolidated balance sheet of the Company, and, as a result of such transaction, neither the Company nor the holders of the Company's Common Stock immediately before the transaction, as a group, hold 50% or more of the combined voting power of the outstanding securities of the transferee immediately after the transaction;

   (d) there is a report filed on Schedule 13D or Schedule 14D-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by a person (other than a person that satisfies the requirements of Rule 13d-1(b)(1) under the Exchange Act for filing such report on Schedule
       13G), which report as filed discloses that any person (as the term "person" is used in Section 13(d) and Section 14(d) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the Company's Common Stock (whether by purchase, recapitalization of the Company or otherwise); or

   (e) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of the Plan if the Company or any Company-sponsored employee benefit plan (or any trustee of any such plan on its behalf) files or becomes obligated to file a report or proxy statement disclosing beneficial ownership by a Company-sponsored employee benefit plan of more than 50% of the Company's Common Stock

   Term. The term of the Plan shall be for the fiscal years beginning on December 31, 2001 and ending on December 31, 2006 unless sooner terminated by the Board of Directors.

   Compliance with Section 162(m). This Plan is intended to comply with the provisions of Section 162(m) of the Code, as amended, and the regulations promulgated thereunder, and the Committee is authorized and directed to make such interpretations hereunder and take such other action as it deems appropriate in order to assure such compliance.

   Amendments and Termination. The Board of Directors of the Company may amend, alter or discontinue the Plan at any time, and such amendment, alteration or discontinuance will be binding upon all Participants.

   Not Exclusive. Nothing set forth in the Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval or approval of the Board of Directors, if such approval is required; and such arrangements may either generally be applicable or applicable only in specific cases.

   No Liability. No members of the Board of Directors or of the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to such action, determination or interpretation.

   Applicable Law. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interests hereunder or thereunder, shall be determined exclusively in accordance with the laws of the state of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of North Carolina.

   Approval by Shareholders. The effectiveness of the Incentive Plan is subject to approval by an affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Incentive Plan shall not be effective.

   As stated previously, the Compensation Committee and the Board of Directors believe that annual incentive compensation is an important component of the executive compensation program. An annual incentive that is earned only upon achievement of performance standards established each year helps drive the success of the Company. However, the Committee and the Board believe that purely numeric formula incentive plans eliminates the judgment and discretion that shareholders expect from its Board members and eliminates the use of performance standards that are not necessarily quantifiable by an objective measure. For that reason, the Board of Directors has approved a 1997 Senior Management Discretionary Bonus Plan that will authorize the grant of a completely discretionary bonus if the Compensation Committee and the Board deem special circumstances warrant the grant of a bonus. The officers and division presidents are eligible to participate in this plan and the Committee may determine each year whether any other key management employee shall participate in the plan. The bonus plan is a separate plan from the Incentive Plan. Compensation granted under such plan will not qualify as "qualified performance-based compensation" under Code section 162(m) for it is not paid pursuant to a plan approved by shareholders and it is not based on a preestablished, objective performance goal. Accordingly, a situation could develop whereby such compensation would not be tax deductible to the Company.

                               NEW PLAN BENEFITS

   Set forth below is a tabular presentation of the amounts which would have been received by or allocated to each of the indicated persons or groups under the 2002 Executive Incentive Compensation Plan if the plan had been in effect for fiscal year 2001.

                  2002 Executive Incentive Compensation Plan

Name and Position                                                   Dollar Value ($)
-----------------                                                   ----------------
John L. Bakane, President and Chief Executive Officer                     -0-
Gary L. Smith, Executive Vice President and Chief Financial Officer       -0-
Thomas E. McKenna, Executive Vice President                               -0-
Michael J. Whisenant, Executive Vice President                            -0-
Marvin A. Woolen, Jr., Vice President                                     -0-
Executive Group (9 officers)                                              -0-
Non-Executive Director Group                                               *
Non-Executive Officer Employee Group (12 officers)                        -0-

--------

*  Not eligible for participation

 The Board of Directors recommends a vote FOR the proposal to approve the 2002
                    Executive Incentive Compensation Plan.

Audit Committee Report

   The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring the integrity of the financial statements of the Company, the compliance of the Company with legal and regulatory requirements and the independence and performance of the Company's internal and external auditors. The Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors. The Committee regularly meets privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Committee. The Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management.

   The Directors who serve on the Committee are all "Independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none has a relationship with the Company that may interfere with his or her independence from the Company and its management. The Board has adopted a written charter setting out the audit-related functions the Committee is to perform.

   Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Committee any issues they believe should be raised.

   For fiscal year 2001, the Committee reviewed the Company's audited financial statements and met with both management and McGladrey & Pullen, LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

   The Committee has received from and discussed with McGladrey & Pullen, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Committee also discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   Based on these reviews and discussions, the Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

   In addition, on the matter of auditor independence, the Committee provides the following information:

  Audit Fees

   The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of financial statements included in the Company's reports on Form 10-Q for fiscal year 2001 were $212,000.

  Financial Information Systems Design and Implementation Fees

   There were no financial information system design and implementation fees for the fiscal year 2001.

  All Other Fees

   The aggregate fees billed for other professional services rendered for fiscal year 2001 were $137,803. Included in this amount are fees for corporate structure consultation ($75,000) and benefit plan audits ($33,500). The remaining amount consists of miscellaneous consultations throughout the year. The Committee has considered whether the rendering of these services is compatible with maintaining the independence of McGladrey & Pullen, LLP, and determined that it is compatible because all services rendered related directly to financial statements or reports of the Company or its retirement plans as contained in various filings with the Securities and Exchange Commission.

Audit Committee
  Cyrus C. Wilson, Chair
  Marvin W. Goldstein
  Haynes G. Griffin
  Jeanette C. Kimmel

                         ITEM 3--SELECTION OF AUDITORS

   The Corporation's Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, as auditors of the Corporation's records for the fiscal year 2002. McGladrey & Pullen, LLP or its predecessor, has acted as auditors for the Corporation since 1943 and continues to be considered by the Board to be well qualified.

   Although not required to do so, the Board believes it is desirable to submit its appointment of this firm to the shareholders at the Annual Meeting for ratification. Representatives of McGladrey & Pullen, LLP are expected to be present at the meeting and will be available to respond to appropriate questions or to make a statement if they desire to do so.

     The Board of Directors recommends a vote FOR the ratification of the appointment of McGladrey & Pullen, LLP.

                          VOTE REQUIRED FOR APPROVAL

   Votes with respect to matters submitted to shareholders at the 2002 Annual Meeting will be tabulated and certified by a representative of First Union National Bank, the Company's transfer agent, who will be appointed as an independent inspector of election. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Although abstentions and broker nonvotes (matters subject to vote on validly submitted proxies for which no vote is indicated) are counted for purposes of determining whether a quorum is present at the Annual Meeting, they are not treated as votes cast on any matter as to which no voting instruction is indicated. The vote required for directors is a plurality of the votes cast for their class of directorship at the Annual Meeting. For all other matters, the vote required is a majority of the votes cast at the Annual Meeting. Abstentions and broker nonvotes will not be counted.

                                 OTHER MATTERS

   In the event any shareholder wishes to present a proposal at the 2003 Annual Meeting of Shareholders, such proposal must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to such meeting on or before November 27, 2002, and must conform to such other requirements as may be imposed by the Securities and Exchange Commission.

   Notice of a matter to be presented by a shareholder for consideration at the Annual Meeting of Shareholders in the year 2003, other than pursuant to the foregoing paragraph, will be considered untimely if not received by the Corporation prior to February 10, 2003. Failure to give timely notice of such matter will result in discretionary authority being conferred on management proxies to vote with respect to the matter without any requirement for the proxy statement to disclose how management intends to exercise its discretion.

   As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed of any matter to be acted upon at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

By order of the Board of Directors.

                                          /s/Neil W. Koonce
                                          NEIL W. KOONCE
                                          Vice President, General Counsel and
                                            Secretary

Cone Mills Corporation
804 Green Valley Road, Suite 300
P.O. Box 26540
Greensboro, NC 27415-6540

                            Cone Mills Corporation

                                March 27, 2002

VIA EDGAR

Securities and Exchange Commission
50 Fifth Street, NW
Washington, D.C. 20549

RE:  Cone Mills Corporation
   Preliminary Proxy Materials
   File No. 1-3634

Ladies and Gentlemen:

   On behalf of Cone Mills Corporation (the "Corporation") and pursuant to the Commission's Rule 14a-6, I hereby file with the Commission the definitive copy of the Notice of Annual Meeting of Shareholders, Proxy Statement and Form of Proxy that will be sent as of this date to the shareholders of the Corporation in connection with the Annual Meeting of Shareholders to be held on May 7, 2002 (the "Annual Meeting"). These materials are being transmitted by EDGAR pursuant to the requirements of the Commission's Regulation S-T.

   A filing fee has not been remitted in accordance with Rule 14a-6(i)(2).

   As of the date hereof, we are sending by overnight mail copies of the definitive proxy materials to the New York Stock Exchange, as required by Regulation 14a-6(b).

   By copy of this letter, a paper copy of the performance graph appearing in the Proxy Statement will be sent by mail to the Branch Chief of Branch 7 in the Division of Corporation Finance, pursuant to Rule 304(d) of Regulation S-T.

   Paper copies of the Annual Report to Shareholders are being sent to the Commission as of the date hereof under separate cover.

   If there are any questions or comments regarding the contents of the materials in this transmission please contact the undersigned, telephone (336) 379-6568.

                                          Very truly yours,

                                          CONE MILLS CORPORATION

                                          /S/ NEIL W. KOONCE
                                          --------------------------------------
                                          Title: Vice President, General
                                            Counsel and Secretary

cc: Branch Chief (Branch 7) Securities and Exchange Commission 450 Fifth
    Street, NW Washington, D.C. 20549

                                     CONE

                                  CONE MILLS
                                  CORPORATION

                               Annual Meeting of
                                 Shareholders
                           to be held on May 7, 2002

             (down triangle) FOLD AND DETACH HERE (down triangle)

--------------------------------------------------------------------------------

                            CONE MILLS CORPORATION

                   Proxy for Annual Meeting of Shareholders

                            To Be Held May 7, 2002
                 Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Terry L. Weatherford and Neil W. Koonce, or either of them, proxies with full power of substitution to vote all shares of Common Stock of Cone Mills Corporation, standing in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held May 7, 2002, and any adjournment thereof, as follows:

1.  ELECTION OF DIRECTORS. [Directors recommend a vote FOR all nominees]
    [_]  FOR all Nominees listed below except as                               [_]  WITHHOLD AUTHORITY
       marked to the contrary below                                               to vote for all
    Class I: John L. Bakane, Marvin W. Goldstein, Haynes G. Griffin, and
    Charles M. Reid
    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).
    ----------------------------------------------------------------------------
2.  TO APPROVE THE 2002 EXECUTIVE INCENTIVE COMPENSATION PLAN.
    [Directors recommend a vote FOR]
    [_]   FOR                              [_]  AGAINST                        [_]  ABSTAIN
3.  TO RATIFY APPOINTMENT OF McGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS.
    [Directors recommend a vote FOR]
    [_]   FOR                              [_]  AGAINST                        [_]  ABSTAIN

                          (Continued on Reverse Side)

             (down triangle) FOLD AND DETACH HERE (down triangle)

--------------------------------------------------------------------------------



4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

                                                         DATED:__ , 2002

                                                         ______________________

                                                         ______________________
                                                         Please sign exactly as
                                                         your name appears
                                                         below. When shares are
                                                         held by joint tenants,
                                                         both should sign. When
                                                         signing as attorney,
                                                         executor,
                                                         administrator, trustee
                                                         or guardian, please
                                                         give full title as
                                                         such. If a
                                                         corporation, please
                                                         sign in full corporate
                                                         name by President or
                                                         other authorized
                                                         officer. If a
                                                         partnership, please
                                                         sign in partnership
                                                         name by authorized
                                                         person.